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EXHIBIT 21

                              ISLAND PACIFIC, INC.

                              LIST OF SUBSIDIARIES

Name                             State of Incorporation
----                             ----------------------

SVI Retail, Inc.                        Delaware

Sabica Ventures, Inc.                   California

Page Digital Incorporated               Delaware

Retail Technologies International, Inc  Delaware

IPI Merger Sub, Inc.                    Delaware

IPI Merger Sub II, Inc.                 Delaware